Exhibit 10.1

Notice of Grant of Award and Award Agreement	Integra LifeSciences Holdings Corporation ID: 51-0317849 1100 Campus Road Princeton, New Jersey 08540
[ ] [ ] [ ]	Award Number: [ ] Plan: [ ] ID: [ ]
Effective [ ], you have been granted [ ] Restricted Stock Units (RSUs) based on a closing price of US$[ ]. These units are restricted until the vest dates shown below, at which time you will receive shares of Integra LifeSciences Holdings Corporation (the Company) common stock.
The award will vest in increments in the dates shown:
Shares    Full Vest Date
[ ]    [ ]
[ ]    [ ]
[ ]    [ ]

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

Integra LifeSciences Holdings Corporation	Date

Exhibit 10.1
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONTRACT STOCK / RESTRICTED UNITS AGREEMENT
Pursuant to
2003 EQUITY INCENTIVE PLAN

CONTRACT STOCK / RESTRICTED UNITS AGREEMENT, dated as of [ ], by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and [ ] (the “Executive”).
WHEREAS, the Company maintains the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference and made part of this Agreement;
WHEREAS, the Plan provides for the award of Contract Stock on the terms and conditions set forth therein; and
WHEREAS, the Committee has determined that, as an inducement to the Executive to enter into or remain in the service of the Company, it would be to the advantage and in the best interest of the Company and its stockholders to grant to Executive an aggregate of [ ] shares of Contract Stock under the Plan in the form of restricted units (the “Units”), representing the right to receive an equal number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, unless otherwise indicated.
2. Grant of Units. Executive is hereby granted, as of [ ] (the “Grant Date”), deferred compensation in the form of [ ] Units pursuant to the terms of this Agreement and the Plan. The Executive’s right to receive the shares of Common Stock underlying the Units shall be subject to forfeiture as provided in Section 4 of this Agreement.
3. Vesting.
    (a)    Subject to paragraph (b) and Section 4 below, the Units shall vest in cumulative installments as follows:
(i)    [ ] of the Units shall vest on the [ ] anniversary of the Grant Date;
(ii)    [ ] of the Units shall vest on the [ ] anniversary of the Grant Date; and

Exhibit 10.1
(iii)    [ ] of the Units shall vest on the [ ] anniversary of the Grant Date;
    (b)    One hundred percent (100%) of the then outstanding Units shall vest in the event that:
(i)    Executive incurs a Termination of Service (as defined below) (1) by reason of the Executive’s “Disability” (as defined in the Plan), or (2) by reason of the Executive’s death;
(ii)    a Change in Control occurs, and the Executive incurs a Qualifying Termination on or within twenty-four (24) months following the date of such Change in Control.
    (c)    For purposes of this Agreement, “Qualifying Termination” means a Termination of Service by the Company without Cause or by the Executive for Good Reason.
    (d)    For purposes of this Agreement, “Termination of Service” shall mean the time when the Executive ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, or disability. A Termination of Service shall not include a termination where the Executive is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.
4. Forfeiture of Units. Immediately upon (i) if prior to a Change in Control or more than 24 months following a Change in Control, in either case, a Termination of Service for any reason other than the Executive’s death or Disability or (ii) if on or within 24 months following a Change in Control, a Termination of Service for any reason other than the Executive’s death, Disability or Qualifying Termination, the Executive shall forfeit any and all Units which have not vested or do not vest on or prior to such termination, and the Executive’s rights in any such Units which are not so vested shall terminate, lapse and expire (including the Executive’s right to receive the shares underlying such Units).
5. Dividend Equivalents. Executive shall be entitled to receive, with respect to all outstanding vested Units (as such Units may be adjusted under Section 9), dividend equivalent amounts equal to the regular quarterly cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding vested Units. Such dividend equivalent amounts shall be aggregated on a quarterly basis while the Units are outstanding and paid to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations) (a “Separation from Service”). For the avoidance of doubt, such dividend equivalent amounts shall only be paid with respect to Units that are vested as of the applicable dividend payment date, and

Exhibit 10.1
Executive shall not be entitled to receive any dividend equivalent amounts with respect to Units that are not vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
6. Payment of Units.
    (a)    The shares of Common Stock underlying Units which are then vested under Section 3 shall be paid out to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s Separation from Service.
(b)    All payments of shares of Common Stock underlying Units (“Unit Shares”) shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value (as defined in the Plan) as of the date immediately prior to such distribution.
    (d)    Except as otherwise provided in this Agreement, Executive shall not be deemed to be a holder of any Common Stock pursuant to a Unit until the date of the issuance of a certificate to him for such shares and, except as otherwise provided in this Agreement, Executive shall not have any rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock covered by a Unit until such shares of Common Stock have been issued to him, which issuance shall not be unreasonably delayed.
    (e)    The Company shall be entitled to withhold in cash, shares or deduction from other compensation payable to the Executive any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting, distribution or payment of the Units or the Unit Shares. In satisfaction of the foregoing requirement with respect to the grant, vesting, distribution or payment of the Units or Unit Shares, to the extent permitted by Section 409A of the Code, including Treas. Reg. Section 1.409A-3(j)(4)(vi), the Company shall withhold shares of Common Stock otherwise issuable upon payment of the Units having a Fair Market Value equal to the sums required to be withheld. In the event that the number of shares of Common Stock having a Fair Market Value equal to the sums required to be withheld is not a whole number of shares, the number of shares so withheld shall be rounded up to the nearest whole share.
    (f)    Executive’s right to receive payment of any amounts under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.
    (g)    After payment in accordance with this Section 6, the Unit Shares may not be sold, transferred or otherwise disposed of by Executive for a period of five days after receipt of such shares by Executive, except that no such restrictions shall apply in the case of a Change in Control or in the event that Unit Shares are sold or withheld in order to satisfy any obligations

Exhibit 10.1
Executive may have with respect to any applicable tax withholding requirements on vesting or receipt of Unit Shares (including, without limitation, pursuant to Section 6(e) above).
7. Clawback. Notwithstanding anything contained in the Plan or this Agreement to the contrary, the Units and shares of Common Stock represented by the Units shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the Units and shares of Common Stock under the Plan.
8. Representations. The Company represents and warrants that this Agreement has been authorized by all necessary action of the Company, has been approved by the Board and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and that the Unit Shares will be issued pursuant to and in accordance with the Plan, will be listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading, and will be validly issued, fully paid and non-assessable shares. The Company further represents and warrants that the grant of Units under this Agreement has been approved by the Company’s Compensation Committee, that the Plan has and will have sufficient shares available to effect the distribution of the Unit Shares.
9. No Right to Employment. Nothing in this Agreement shall confer upon Executive the right to remain in employ of the Company or any subsidiary of the Company.
10. Nontransferability. This Agreement shall not be assignable or transferable by the Company (other than to successors of the Company) and this Agreement and the Units shall not be assignable or transferable by the Executive otherwise than by will or by the laws of descent and distribution, and the Units may be paid out during the lifetime of the Executive only to him. More particularly, but without limiting the generality of the foregoing, the Units may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon the Units, shall be null and void and without effect.
11. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.
12. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set

Exhibit 10.1
forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.
13. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:
To the Executive: at Executive’s most recent address on the records of the Company
To the Company:
Integra LifeSciences Holdings Corporation
1100 Campus Road
Princeton NJ 08540
Attention: Chairman
Facsimile: 609-275-9006
(with a copy to the Company’s General Counsel)
Any notice delivered personally or by courier under this Section 13 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.
14. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.
15. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing, this Agreement by the terms of any law, order, rule or regulation, its certificate of incorporation or by-laws, or any agreement to which it is a party.
16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive’s employment to the extent necessary for the intended preservation of such rights and obligations.
17. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive’s beneficiaries, legal representatives or estate, as the case may be.

Exhibit 10.1
18. Construction. Except as would be in conflict with any specific provision herein, this Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Agreement, all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Agreement. In the event of any such conflict, the terms of this Agreement shall govern.
19. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.
20. Headings. All descriptive headings of sections and paragraphs in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.
21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
22. Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code and shall in all respects be administered and interpreted in accordance with Section 409A. Notwithstanding anything in the Agreement to the contrary, payment may only be made under the Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. Any payment to be made upon a termination of employment under this Agreement may only be made upon a Separation from Service. To the extent that any provision of the Agreement would cause a conflict with the requirements of Section 409A of the Code or would cause the administration of the Agreement to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.

[Signature page follows]

Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have executed this Contract Stock / Restricted Units Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By: ___________________________________
Name:
Title:    [ ]

EXECUTIVE

[ ]

[Signature Page to Contract Stock / Restricted Units Agreement]